UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

KELLANOVA

(Exact name of registrant as specified in its charter)

Delaware	38-0710690
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

412 N. Wells Street

Chicago, IL 60654

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.750% Senior Notes due 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-279131

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Kellanova (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated May 7, 2024 (the “Prospectus Supplement”) to a Prospectus dated May 6, 2024 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-279131), which Registration Statement was filed with the Commission on May 6, 2024, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits.

4.1	Indenture, dated as of May 6, 2024, between Kellanova and U.S. Bank Trust Company, National Association (incorporated herein by reference to Exhibit 4.1 to Kellanova’s Registration Statement on Form S-3, Commission file number 333-279131).

4.2	Officer’s Certificate, dated May 16, 2024 (with form of 3.750% Senior Note due 2034).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 16, 2024

KELLANOVA
(Registrant)

By:	/s/ John Min
Name:	John Min
Title:	Chief Legal Officer